UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 11, 2020 (June 11, 2020)

Diversicare Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DVCR	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Company’s annual meeting of shareholders was held on June 11, 2020 at the Company’s corporate offices. As of the record date, there were a total of 6,894,510 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 5,112,802 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)     Set forth below are the matters acted upon by the Company’s shareholders at the annual meeting and the final voting results on each such matter.

(1) The nominees named below were elected to serve as members of the Board of Directors of the Company for a one-year term until the 2021 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Robert Z. Hensley	3,236,148	271,553	1,605,101
James R. McKnight, Jr.	3,236,147	271,554	1,605,101
Robert A. McCabe, Jr.	3,203,937	303,764	1,605,101
Chad A. McCurdy	2,970,954	536,747	1,605,101
Richard M. Brame	3,216,159	291,542	1,605,101
Leslie K. Morgan	3,244,748	262,953	1,605,101
Ben R. Leedle, Jr.	2,958,641	549,060	1,605,101

(2)    The compensation paid to the Company’s named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,141,070	355,930	10,701	1,605,101

(3)    The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,063,900	44,728	4,174	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By:    /s/ Kerry D. Massey
Kerry D. Massey
Chief Financial Officer

Date:    June 11, 2020